Exhibit 10.31

EMPLOYEE STOCK UNIT AGREEMENT

(Performance-Based Conditions)

Under The 2007 Equity Incentive Plan
of Forest Laboratories, Inc.

In consideration of services to be rendered by you (the “Grantee”) to Forest Laboratories, Inc., a Delaware company (the “Company”), you have been awarded a grant (the “Grant”) of Stock Equivalent Units (each Stock Equivalent Unit awarded under the Grant, a “Stock Unit”) under the Company’s 2007 Equity Incentive Plan (the “2007 Plan”), which is incorporated herein by reference, covering a number of shares of Common Stock of the Company, par value $0.10 per share (the “Shares”) as further described herein, subject to the terms and conditions of this Agreement and the 2007 Plan.  Each capitalized term used herein will have the meaning specified in the 2007 Plan, unless another meaning is specified in this Agreement.  Certain terms and conditions of this Grant, including the grant date and the number of Stock Units granted to you hereunder (the “Targeted Stock Units”) are set forth on your equity award page (the “Information Page”) on the website of the Stock Plan Administrator (as defined in Section 13 below), and all such terms and conditions are incorporated herein by reference.

1.	PERFORMANCE TERMS.

a.	Performance Period. The Performance Period for your Stock Units will begin on April 1, [__________] and end on March 31, [__________].

b.
Payment of Shares.  Except to the extent Section 2 (Retirement, Disability or Death of Grantee) or Section 3 (Change in Control) applies to the Stock Units, after conclusion of the Performance Period, the Committee shall certify in writing the number of Stock Units which have vested hereunder in accordance with Section 1.c, and such Stock Units shall vest on the date of such certification (the "Vested Stock Units").  Certification by the Committee shall be made within ninety (90) days following the expiration of the Performance Period, but in any event no later than July 30th of the year in which the Performance Period ends.  Any Vested Stock Units will be due and payable in Shares at a ratio of one Share per Stock Unit, subject to the provisions of Section 12(a) of the 2007 Plan.

c.
Performance Condition.  The Committee will determine your Vested Stock Units by multiplying your Targeted Stock Units by the “Performance Factor.”  The Performance Factor means a percentage (from zero to [ ]%) which is the arithmetic average of two other percentages, the Financial Performance Factor and the Stock Performance Factor (each from zero to [ ]%), described in clauses (i) and (ii) below:

i.
Financial Performance Factor: The “Financial Performance Factor” will be the percentage set forth under the heading Performance Factor that appears opposite the achieved Percentile Rank on Table I of Exhibit A to this Agreement, in each case subject to adjustment as set forth in the first footnote on Exhibit A. The Percentile Rank will be determined by [ ].

ii.
Stock Performance Factor: The “Stock Performance Factor” will be the percentage set forth under the heading Performance Factor that appears opposite the achieved Percentile Rank on Table 2 of Exhibit A to this Agreement, in each case subject to adjustment as set forth in the first footnote on Exhibit A.  The Percentile Rank will be determined by [ ].

2.	RETIREMENT, DISABILITY, OR DEATH OF GRANTEE.

a.
Retirement.  In the event of termination of the Grantee’s employment during the Performance Period as a result of Grantee’s Retirement (as defined in the 2007 Plan), the Grantee will receive a pro rata portion of the Vested Stock Units covered by this Grant in accordance with the terms set forth in Section 1 after the conclusion of the Performance Period.  For purposes of this Section 2.a, the pro rata portion shall equal the product of (i) the Vested Stock Units multiplied by (ii) a fraction, the numerator of which is the number of days from the beginning date of the Performance Period through the date of the Grantee’s employment termination and the denominator of which is the total number of days in the Performance Period.

b.
Disability.  In the event of the termination of the Grantee’s employment during the Performance Period as a result of Disability (as defined in the 2007 Plan), each of the Financial Performance Factor and the Stock Performance Factor shall be deemed satisfied at the 100% level on the date of such employment termination as to a pro rata portion of the Stock Units covered by the Grant and such pro rated portion of the Targeted Stock Units shall vest on such date.  For purposes of this Section 2.b, the pro rata portion shall mean that number of Stock Units equal to the product of (i) the Targeted Stock Units multiplied by (ii) a fraction, the numerator of which is the number of days from the beginning date of the Performance Period through the date of such employment termination and the denominator of which is the total number of days in the Performance Period.

c.
Death.  In the event of the termination of the Grantee’s employment as a result of the Grantee’s death while an employee of the Company and during the Performance Period, each of the Financial Performance Factor and the Stock Performance Factor shall be deemed satisfied at the 100% level on the date of such employment termination as to the Targeted Stock Units, and such Targeted Stock Units shall vest on such date.

d.
Payment.  Any Stock Units which vest pursuant to this Section 2 shall become due and payable in Shares at a ratio of one Share per Stock Unit, subject to the provisions of Section 12(a) of the 2007 Plan.  Following any vesting pursuant to this Section 2, any Stock Units which have not vested shall be retired and the Grantee shall have no further rights with respect to such Stock Units or the underlying Shares.

3.
CHANGE IN CONTOL.  If this Agreement does not continue to be outstanding following the effective date of a Change in Control and has not been substituted or replaced with a Qualified Substitute Award, each of the Financial Performance Factor and the Stock Performance Factor shall be deemed satisfied at the 100% level and the Targeted Stock Units shall automatically vest on the effective date of the Change in Control.  The Targeted Stock Units which vest pursuant to this Section 3 shall become due and payable in Shares at a ratio of one Share per Stock Unit, subject to the provisions of Section 12(a) of the 2007 Plan.  In addition, prior to the effectiveness of such Change in Control, the Board may in its discretion cancel all or any portion of the Targeted Stock Units, and in consideration of such cancellation, shall cause to be paid to each Grantee, upon the effectiveness of such Change in Control for each of such Grantee’s Targeted Stock Units so cancelled after giving effect to any adjustment pursuant to Section 12(a) of the 2007 Plan, an amount in cash equal to the value of the consideration (as determined by the Board) received by the stockholders of the Company for a Share in the Change in Control.  Stock Units described in this Section 3 that are not substituted or replaced with Qualified Substitute Awards and are not cancelled prior to or upon a Change in Control shall be terminated and the Grantee shall have no further rights with respect to such Stock Units or the underlying Shares.

4.
FORFEITURE OF UNVESTED STOCK UNITS UPON TERMINATION OF EMPLOYMENT.  Except to the extent Stock Units have vested pursuant to Section 2 or 3, in the event that the Grantee ceases to be an employee of the Company for any reason during the Performance Period, all Stock Units subject to the Grant shall be forfeited by the Grantee without compensation as of the date that such employment terminates and the Grantee shall have no further rights with respect to such Stock Units or the underlying Shares. In the event of the Grantee’s cessation of employment for any reason, the Committee may, in its sole discretion and when it finds that such an action would be in the best interests of the Company, waive the Performance Conditions as to all or any portion of the Targeted Stock Units (and any such Targeted Stock Units as to which the Performance Conditions have been waived shall vest as of the date specified by the Committee) except in connection with an employment termination for gross misconduct and except with respect to a Grant which the Company intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

5.
TIMING OF PAYMENT.  The Company will make payment to the Grantee of the Shares as soon as reasonably practicable after such payment vests under this Agreement, unless the Grantee shall have earlier deferred such payment in accordance with arrangements offered to the Grantee for that purpose. If Shares are to be paid to the Grantee pursuant to this Agreement, the Stock Plan Administrator will instruct the Company’s transfer agent and stock registrar to deliver for the account of the Grantee (and his or her permitted transferee) as designated on the records of the Company such Shares. Notwithstanding anything to the contrary contained in this Section 5, so long as a payment with respect to a Stock Unit constitutes “non-qualified deferred compensation” for purposes of Section 409A of the Code, no payment will be made with respect to any Stock Unit Award to any Grantee on account of such Grantee’s Employment Termination Date if, on such Date, the Grantee is a “specified employee” of the Company or its subsidiaries (within the meaning of Section 409A(a)(2)(B)(i) of the Code and as determined by the Committee) until the date which is six months after the Employment Termination Date (or, if earlier than the end of such six month period, the date of  such Grantee’s death).  In lieu of designating specified employees for purposes of Section 409A of the Code, the Board in its discretion may identify all employees of the Company and its subsidiaries as “specified employees” for purposes of this provision.  The provisions of this Section 5 will not apply to payments under a Stock Unit Award that occur pursuant to a Change in Control or in connection with the dissolution of the Company.

6.
RESTRICTIONS ON TRANSFER.  The Stock Units subject to the Grant shall not be transferable during the Performance Period, other than by will or the laws of descent and distribution, and except that the Grantee may transfer the Stock Units by gift to one or more members of the Grantee's immediate family, including trusts for the benefit of such family members and partnerships or limited liability companies in which such family members are the only owners. In the event the Grantee wishes to transfer the Stock Units during the Performance Period by gift as permitted by this Section, the Grantee shall provide the Stock Plan Administrator notice of any such transfer in form and substance reasonably satisfactory to the Company and the Stock Plan Administrator, and no transferee shall have any rights in the Stock Units until such notice has been accepted by the Stock Plan Administrator. Transferred Stock Units shall be subject to all of the same terms and conditions of the 2007 Plan and this Agreement as if such Stock Units had not been transferred. More particularly (but without limiting the generality of the foregoing), during the Performance Period the Stock Units may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, pledge, hypothecation or other disposition contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Stock Units shall be null and void and without effect.

7.
EMPLOYMENT.  In consideration of the awarding of the Grant and regardless of whether the Performance Conditions shall be satisfied, the Grantee will fulfill all the duties and obligations of his or her employment by the Company or its subsidiaries. Nothing in this Agreement shall confer upon the Grantee any right to similar grants in future years or any right to be continued in the employ of the Company or its subsidiaries or shall interfere in any way with the right of the Company or any such subsidiary to terminate or otherwise modify the terms of the Grantee's employment.

8.
EFFECT ON OTHER BENEFITS.  In no event shall the value of the Stock Units covered by the Grant awarded under this Agreement at any time be included as compensation or earnings for purposes of determining any other compensation, retirement benefit or other benefit offered to employees of the Company or its subsidiaries under any benefit plan of the Company unless otherwise specifically provided for in such benefit plan.

9.
AVAILABLE SHARES; LEGAL COMPLIANCE.  The Company shall pay all original issue and transfer taxes with respect to the issuance of the Stock Units and the underlying Shares and all other fees and expenses necessarily incurred by the Company in connection therewith and will use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

10.
TAXES.  Except as provided below, the Grantee must pay the Company in cash upon demand any and all amounts due for the purpose of satisfying the Company’s liability under applicable law to withhold or deduct federal, state, or local income tax, employment tax, pension plan contributions and any and all other withholdings or deductions (plus interest or penalties thereon, if any, caused by a delay in making such payment) required by reason of the receipt of the Grant, the vesting of the Stock Units or the issuance of Shares hereunder.  By accepting this Grant, the Grantee consents and directs that the Stock Plan Administrator may, but is not obligated to, withhold the number of Shares having an aggregate fair market value as of the date preceding the required withholding sufficient to satisfy the Grantee’s obligations hereunder and to deliver such Shares to the Company. In addition, the Company shall, to the extent permitted by law, have the right to deduct such withholding amount from any payment of any kind otherwise due to the Grantee.

11.
CONDITION PRECEDENT TO GRANT.  In the event that the award of the Grant shall be subject to, or shall require, any prior exchange listing, shareholder approval or other condition or act, pursuant to the applicable laws, regulations or policies of any stock exchange, federal or local government or its agencies or representatives, then the Grant hereunder shall not be deemed awarded until the fulfillment of such condition.

12.
NO RIGHTS AS A STOCKHOLDER PRIOR TO ISSUANCE OF SHARES.  Neither the Grantee nor any other person shall become the beneficial owner of any Shares that may become payable with respect to the Stock Units subject to this Grant, nor have any rights to dividends or other rights as a stockholder with respect to any such Shares (including voting rights), until and after such Shares, if any, are issued to the Grantee, in the time and manner specified in Section1, 2, 3 or 4.

13.
ADMINISTRATION.  The Compensation Committee (the “Committee”) shall have full authority and discretion, subject only to the express terms of the 2007 Plan, to decide all matters relating to the administration and interpretation of the 2007 Plan and this Agreement and the Grantee agrees to accept all such Committee determinations as final, conclusive and binding. The Company may retain a third-party plan administrator or may designate an internal department to assist in the administration of the 2007 Plan. The term “Stock Plan Administrator” as used herein shall mean such third-party plan administrator or such internal department as designated by the Company from time to time.

14.
COSTS.  The Company shall not charge any Grantee for any part of the Company’s cost to administer and operate the 2007 Plan. If the Company retains a third-party plan administrator to assist in the administration of the 2007 Plan, the Grantee may be charged fees by such third-party plan administrator in connection with any transactions which the Grantee effects through such third-party plan administrator.

15.
AMENDMENT.  This Agreement shall be subject to the terms of the 2007 Plan, as may be amended by the Company from time to time, except that no amendment of the 2007 Plan adopted after the date of this Agreement shall impair the Grantee’s rights hereunder without his or her consent. In addition to the foregoing, this Agreement may be amended by the Committee, provided that no such amendment shall impair the Grantee’s rights hereunder without his or her consent.

16.
DATA PRIVACY.  By entering into this Agreement, the Grantee (a) authorizes the Company and its subsidiaries and the Stock Plan Administrator or any agent of the Company providing recordkeeping services for the 2007 Plan to disclose to each other such information and data as either of them shall request in order to facilitate the awarding of Grants and the administration of the 2007 Plan; (b) waives any data privacy rights the Grantee may have with respect to such information; and (c) authorizes the Company and the Stock Plan Administrator or any agent of the Company providing recordkeeping services for the 2007 Plan to store and transmit such information in electronic form.

17.
NOTICES.  All notices and communications by the Grantee in connection with this Agreement or the Stock Units granted hereunder shall be delivered to the Stock Plan Administrator and to the Company. Notices to the Stock Plan Administrator shall be delivered in accordance with its established procedures as set forth on the website of the Stock Plan Administrator and notices to the Company shall be delivered in writing by electronic mail, nationally recognized overnight courier or certified mail, postage prepaid to the attention of Ms. Rita Weinberger, Finance Department, Forest Laboratories, Inc., 909 Third Avenue, New York, New York 10022 (e-mail: rita.weinberger@frx.com). All notices and communications by the Stock Plan Administrator or the Company to the Grantee in connection with this Agreement shall be given in writing and shall be delivered electronically to the Grantee's e-mail address appearing on the records of the Company, or by nationally recognized overnight courier or certified mail, postage prepaid to the Grantee's residence or to such other address as may be designated in writing by the Grantee.

18.
ENTIRE AGREEMENT AND WAIVER.  This Agreement and the 2007 Plan contain the entire understanding of the parties and supersede any prior understanding and agreements between them representing the subject matter hereof. To the extent that there is an inconsistency between the terms of the 2007 Plan and this Agreement, the terms of the 2007 Plan shall control. There are no other representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter hereof which are not fully expressed herein or in the 2007 Plan. Any waiver or any right or failure to perform under this Agreement shall be in writing signed by the party granting the waiver and shall not be deemed a waiver of any subsequent failure to perform.

19.
SEVERABILITY AND VALIDITY.  The various provisions of this Agreement are severable and any determination of invalidity or unenforceability of any one provision shall have no effect on the remaining provisions.

20.	GOVERNING LAW. The interpretation, enforceability and validity of this Agreement shall be governed by the substantive laws (but not the choice of law rules) of the State of New York.

21.
HEADINGS.  Section and other headings contained in this Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of the Grant or any provision hereof.

22.
SUBSIDIARY.  As used herein, the term “subsidiary” shall mean any present or future corporation which would be a “subsidiary corporation” of the Company, as that term is defined in Section 424(f) of the Code.

Exhibit A

Table 1
Financial Performance Factor

Performance Level	Percentile Rank	Performance Factor*

Table 2
Stock Performance Factor

Performance Level	Percentile Rank	Performance Factor*

*  [____________]